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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            THE LUBRIZOL CORPORATION
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             (Exact name of registrant as specified in its charter)


                  Ohio                                       34-0367600
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(State of Incorporation or Organization)                     (IRS Employer
                                                             Identification No.)

         29400 Lakeland Boulevard
         Wickliffe, Ohio                                              44092-2298
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(Address of principal executive offices)                              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on
         to be so registered                which each class is to be registered
         -------------------                ------------------------------------

         Common Share Purchase              New York Stock Exchange
           Rights

If this Form relates to the registration of a class of debt securities and is effective pursuant to General Instruction A.(c)(1), check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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Item 2.           Exhibits.

Exhibit No.                Description
-----------                -----------

   4.1 Form of Amended and Restated Rights Agreement, dated as of July 26, 1999, between The Lubrizol Corporation and American Stock Transfer & Trust Company, as Rights Agent, which includes thereto the Form of Rights Certificate.




                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


                                            THE LUBRIZOL CORPORATION

Date:  August 17, 1999                      By:  /s/  Kenneth H. Hopping
                                            Name:  Kenneth H. Hopping
                                            Title: Vice President and Secretary







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                                 EXHIBIT INDEX



Exhibit No.                Description
-----------                -----------

   4.1 Form of Amended and Restated Rights Agreement, dated as of July 26, 1999, between The Lubrizol Corporation and American Stock Transfer & Trust Company, as Rights Agent, which includes thereto the Form of Rights Certificate.